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EXHIBIT 21
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                                         SUBSIDIARIES OF THE REGISTRANT

                                  NAMES UNDER
                                WHICH SUBSIDIARY        STATE OR JURISDICTION
   SUBSIDIARY NAME                DOES BUSINESS           OF INCORPORATION               RELATIONSHIP
   ---------------                -------------           ----------------               ------------
XET Corporation                XIT Corporation; Digitran    New Jersey                  100% owned by MicroTel
                               Division in California                                   International Inc.

CXR Telcom Corporation         CXR Telcom Corporation       Delaware                    100% owned by MicroTel
                                                                                        International Inc.

XCEL Corporation Ltd.          XCEL Corporation Ltd.        United Kingdom              100% owned by MicroTel
                                                                                        International Inc.

XCEL Power Systems Ltd.        XCEL Power Systems Ltd.      United Kingdom              100% owned by XCEL
                                                                                        Corporation Ltd.

CXR-Anderson Jacobson          CXR-Anderson Jacobson        France                      100% owned by MicroTel
                                                                                        International Inc.

XCEL Japan Ltd.                XCEL Japan Ltd.              Japan                       100% owned by XET
                                                                                        Corporation

Belix Power Conversions Ltd.   Belix Power Conversions      United Kingdom              100% owned by The Belix
                               Ltd.                                                     Company Ltd.

Belix Wound Components Ltd.    Belix Wound Components Ltd.  United Kingdom              100% owned by Belix Power
                                                                                        Conversions Ltd.

The Belix Company Ltd.         The Belix Company Ltd.       United Kingdom              100% owned by XCEL
                                                                                        Corporation Ltd.


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